UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

September 9, 2022

(Date of earliest event reported)

CONSOLIDATED WATER CO. LTD.

(Exact Name of Registrant as Specified in Charter)

Cayman Islands, B.W.I.	0-25248	98-0619652
(State or Other Jurisdiction of	(Commission File No.)	(IRS Employer Identification No.)
Incorporation)

Regatta Office Park

Windward Three, 4th Floor

West Bay Road, P.O. Box 1114

Grand Cayman, KY1-1102

Cayman Islands

(Address of Principal Executive Offices)

(345) 945-4277

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.60 par value	CWCO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, Consolidated Water Co. Ltd. (the “Company”) and Ramjeet Jerrybandan are parties to an employment agreement dated January 14, 2008, as amended on March 29, 2017 (as amended, the “Original Agreement”), pursuant to which Mr. Jerrybandan serves as the Company’s Executive Vice President and Chief Operating Officer. On September 9, 2022, the Company and Mr. Jerrybandan entered into an amendment to the Original Agreement (the “Amendment”), which modified the termination provisions of the Original Agreement.

Pursuant to the Amendment, the Company will have the option to terminate the agreement upon Mr. Jerrybandan’s death, adjudication as bankrupt or conviction of a felony. The Company also will have the ability to terminate the agreement if Mr. Jerrybandan continues to engage in an act that may result in a material harm to the Company or any of its subsidiaries after notice from the Company or otherwise conducts himself in a manner that would justify termination in accordance with the Cayman Islands Labour Act. If, within one year following a change of control of the Company, the Company or its successor terminates the agreement other than upon the occurrence of the events identified above, then the Company or its successor will be required to pay Mr. Jerrybandan an amount equal to two times his then-current base salary plus all other accrued compensation.

On or before August 31st of each year during the term of the agreement, the Company’s Chief Executive Officer (the “CEO”) will determine whether to extend the term of the agreement. If the CEO decides to extend the term, then the agreement will be extended for an additional two years from December 31st of that year. If the CEO determines not to extend the agreement in any year, then the agreement will expire on December 31st of that year and the Company will be required to pay to Mr. Jerrybandan the greater of the severance payment required by the Cayman Islands Labour Act or an amount equal to his base salary for that year, plus all other accrued compensation.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference. None of the other terms of the Original Agreement were modified in any material respect.

Item 9.01.           Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Title

10.1	Second Amendment of Engagement Agreement dated September 9, 2022 between Ramjeet Jerrybandan and Consolidated Water Co. Ltd.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED WATER CO. LTD.

	By:	/s/ David W. Sasnett
	Name:	David W. Sasnett
	Title:	Executive Vice President & Chief Financial Officer

Date: September 13, 2022

3